UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of l934

June 8, 2005

Date of report

VICORP RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

333-117263	84-0511072
(Commission File Number)	(IRS Employer Identification No.)

400 West 48th Avenue, Denver, Colorado 80216
(Address of Principal Executive Offices) (Zip Code)

(303) 296-2121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant

Pursuant to Item 304 of Regulation S-K, the registrant states:

(a)(1)     (i)              On June 8, 2005, the Registrant’s independent registered public accounting firm, Ernst & Young LLP was dismissed.

(ii)           Ernst &Young LLP’s reports on the consolidated financial statements for the past two fiscal years have not contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)          The decision to change accounting firms was recommended by management and approved by the audit committee of the board of directors.

(iv)          (A)          There were no disagreements related to accounting principles or practices, financial statement disclosures, internal controls or auditing scope or procedure during the past two fiscal years including the interim period up through the date the relationship ended.

(B)           Not applicable;

(C)           Not applicable;

(D)          Not applicable; and

(E)           Not applicable.

(2)       The Registrant has engaged Grant Thornton LLP as its new independent registered accounting firm effective June 13, 2005 to provide its requisite audit services as requested and approved by the Registrant’s Board of Directors.  The registrant has not consulted with Grant Thornton LLP on any matters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii).

(i)       Not applicable; and

(ii)      Not applicable.

(3)       The Registrant has provided to Ernst & Young LLP, its former independent registered public accounting firm, a copy of the foregoing disclosures and has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agrees with the above statements.  A copy of that letter is furnished with this Form 8-K as Exhibit 16.1.

(b)               No conditions in paragraphs (b)(1) through (b)(3) of this Item exist to report.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits

16.1         Letter dated June 9, 2005 from Ernst & Young LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICORP RESTAURANTS, INC.

Date: June 8, 2005	By:	/s/ Debra Koenig
Debra Koenig
Chief Executive Officer (Principal Executive Officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

16.1	Letter dated June 9, 2005 from Ernst & Young LLP to the Securities and Exchange Commission.